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                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF BAKER & HOSTETLER LLP]


                                 April 15, 1998



Boykin Lodging Company
Terminal Tower, Suite 1500
50 Public Square
Cleveland, Ohio  44113

Ladies and Gentlemen:

         We have acted as counsel to Boykin Lodging Company, an Ohio corporation (the "Company"), in connection with the preparation of a registration statement on Form S-11 (the "S-11 Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 19, 1996 (No. 333-6341), as amended, with respect to the offering and sale (the "S-11 Offering") of 9,516,250 common shares, without par value, of the Company and the Company's contribution of substantially all of the net proceeds of the S-11 Offering to Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Operating Partnership"), in exchange for a general partnership interest in the Operating Partnership and a note convertible into general partnership interests in the Operating Partnership (the "Intercompany Convertible Note"). We have also acted as counsel to the Company in connection with the preparation of a registration statement on Form S-3 (the "S-3 Registration Statement") filed with the Commission on November 4, 1997 (No. 333-39369) with respect to the offering and sale from time to time in one or more classes or series of (a) whole or fractional preferred shares (collectively, "Preferred Shares"), (b) Preferred Shares represented by depositary shares (the "Depositary Shares"), (c) common shares, without par value and (d) warrants to purchase Preferred Shares, Depositary Shares or common shares, without par value. We have also acted as counsel to the Company in connection with the preparation under the S-3 Registration Statement of a Prospectus ("Prospectus") and Prospectus Supplement ("Supplement") with respect to the offering and sale of up to 5,175,000 common shares, without par value, of the Company. Finally, we have also acted as counsel to the Company in connection with the preparation of a Registration Statement on Form S-4 (the "S-4 Registration Statement") filed with the Commission on the date hereof with respect to the merger of a newly formed limited partnership owned by two wholly owned subsidiaries of the Company into Red Lion Inns Limited Partnership ("Red Lion"), as more fully described in the S-4 Registration Statement (the "Merger"). Any capitalized terms not specifically defined herein have the meaning ascribed to them in the S-4 Registration Statement. You have requested our opinion on certain federal income tax matters in connection with the Merger.

         The Operating Partnership has acquired equity interests in certain hotels and certain associated personal property (the "Boykin Hotels"). In addition, the Operating Partnership has acquired interests in certain limited liability companies and limited partnerships described in


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Boykin Lodging Company
April 15, 1998
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the Prospectus and the Supplement that own and lease hotels and certain associated personal property (these interests are referred to collectively as "Joint Ventures" and these hotels are referred to collectively as the "JV Hotels"). Finally, the Company entered into an Agreement and Plan of Merger on December 30, 1997 with Red Lion, under which the Company agreed to acquire, through the Merger, a portfolio of 10 Doubletree licensed hotels owned by Red Lion (the "Doubletree Hotels") (the Boykin Hotels, the JV Hotels and the Doubletree Hotels are collectively referred to as the "Hotels"). The Hotels are leased to various entities (the "Lessees"), pursuant to leases (the "Leases").

         In connection with the opinions rendered below, we have examined the following:

         1. the Company's Amended and Restated Articles of Incorporation, as filed with the Secretary of State of Ohio;

         2.  the Company's Code of Regulations;

         3. the S-11 Registration Statement, the S-3 Registration Statement (which includes the Prospectus), the Supplement and the S-4 Registration Statement;

         4. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement");

         5.  the Leases;

         6.  the organizational and governing documents of the Joint Ventures;

         7.  the Intercompany Convertible Note;

         8. the tax opinions dated April 15, 1998 of Latham & Watkins, counsel for Red Lion, that, based on the assumptions and qualifications contained in such opinions, (i) each of Red Lion and Red Lion Inns Operating L.P., a subsidiary partnership of Red Lion that owns the Doubletree Hotels (the "Subsidiary Partnership") has been, commencing with the date of its formation, treated as a partnership and not as an association taxable as a corporation for federal income tax purposes (ii) the rent received by the Subsidiary Partnership from Westboy LLC is "qualifying income" for purposes of Section 7704(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) the description of the law and the legal conclusions contained in the S-4 Registration Statement under the captions "Federal Income Tax Considerations--Federal Income Tax Consequences of the Merger to Red Lion Unitholders" and "Federal Income Tax Considerations--Federal Income Tax Consequences of the Merger to Red Lion" are correct in all material respects (the "Latham Tax Opinions"); and

         9. such other documents as we have deemed necessary or appropriate for purposes of this opinion.


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Boykin Lodging Company
April 15, 1998
Page 3


         In connection with the opinions rendered below, we have assumed generally that:

         1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy, and has not been amended;

         2. beginning with its initial taxable year ending December 31, 1996, the Company has operated and will continue to operate in the manner described in the S-11 Registration Statement, the S-3 Registration Statement (which includes the Prospectus), the Supplement, and the S-4 Registration Statement; and

         3. the Company will not make any amendment to its organizational documents, the Operating Partnership Agreement, any Joint Venture document or the partnership agreements of Red Lion or the Subsidiary Partnership after the date of this opinion that would adversely affect the Company's qualification as a real estate investment trust (a "REIT") for any taxable year.

         In connection with the opinions rendered below, we also have relied upon the Latham Tax Opinions and the correctness of the factual representations contained in a representation letter executed by a duly appointed officer of the Company (the "Representation Letter").

         For purposes of our opinions, we made no independent investigation of the facts contained in the documents and assumptions set forth above or of the factual representations set forth in the Representation Letter. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

         Based on the documents and assumptions set forth above, the Latham Tax Opinions, the factual representations set forth in the Representation Letter and the discussion in the S-11 Registration Statement, the S-3 Registration Statement, the Supplement and the S-4 Registration Statement under the caption "Federal Income Tax Considerations" (including all assumptions and qualifications set forth therein), all of which are incorporated herein by reference, we are of the opinion that:

               (a) the Company has qualified as a REIT for its short taxable year ended December 31, 1996 and its taxable year ended December 31, 1997, and the Company is organized in conformity with the requirements for operation as a REIT and its method of operation has met and, whether the Merger occurs or not, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code;



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Boykin Lodging Company
April 15, 1998
Page 4
                (b) the descriptions of the law and the legal conclusions contained in the S-4 Registration Statement under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the federal tax considerations that are material to a holder of the Common Shares;

                (c) the Operating Partnership has, since its formation, been treated for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a publicly traded partnership; and

                (d) the Joint Ventures have, since their formation, for federal income tax purposes been either (i) disregarded as separate from their owner or (ii) treated as partnerships and not as associations taxable as corporations or as publicly traded partnerships.

We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Accordingly, no assurance is given that the actual results of the Company's operations for any particular taxable year will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance is given that the law will not change in a way that will prevent the Company from qualifying as a REIT or the Operating Partnership and Joint Ventures from being classified as partnerships for federal income tax purposes.

         We hereby consent to the filing of this opinion as an exhibit to the S-4 Registration Statement. We also consent to the references to Baker & Hostetler LLP under the captions "Federal Income Tax Considerations" and "Legal Matters" in the S-4 Registration Statement.

         The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                                   Very truly yours,



                                                   /s/ Baker & Hostetler LLP

                                                   Baker & Hostetler LLP